American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		120
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			July 2, 2007
Trade Date:	07/09/07		Issue Date:	07/12/07

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EMJ0	5.25%	07/15/10	Semi-Annual	01/15/08	No	N/A
02639EMK7	5.50%	07/15/12	Semi-Annual	01/15/08	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
02639EMJ0	100%	0.630%	Yes	No	N/A
02639EMK7	100%	0.950%	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

As of September 12, 2005, ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc.  Also, Salomon Smith Barney has changed its name to Citigroup Global Markets Inc.  Consequently, all references in the prospectus to "ABN AMRO Financial Services, Inc." and "Salomon Smith Barney" are amended to read "LaSalle Financial Services, Inc." and "Citigroup Global Markets Inc.", respectively.